Exhibit 99.1

News Release

Yellow Corporation Reports First Quarter 2023 Results

NASHVILLE, Tenn., May 3, 2023 – Yellow Corporation (NASDAQ: YELL) reported results for the first quarter ended March 31, 2023. Operating revenue was $1.159 billion and operating loss was $9.3 million. In comparison, operating revenue in the first quarter of 2022 was $1.260 billion and operating income was $9.2 million which included a $5.5 million net gain on property disposals.

Net loss for first quarter 2023 was $54.6 million, or $1.06 per share, compared to net loss of $27.5 million, or $0.54 per share in the first quarter 2022.

On a non-GAAP basis, the Company generated Adjusted EBITDA of $34.3 million in first quarter 2023 compared to $52.0 million in the prior-year comparable quarter (as detailed in the reconciliation below). The last twelve months Adjusted EBITDA as of March 31, 2023, was $325.4 million compared to $341.4 million as of March 31, 2022 (as detailed in the reconciliation below).

“The soft demand environment during the first quarter was similar to the slowing pace we experienced late last year,” said Darren Hawkins, chief executive officer. “The daily shipment count remained steady from January through March without the typical seasonal uplift in demand in the second half of the quarter. However, year-over-year pricing continued to improve despite following exceptionally strong growth a year ago.

“Our results for the quarter were impacted by some remaining costs associated with the execution of Phase One, and planning and preparation for Phase Two of the network optimization and transition to a super-regional carrier. Phase One consisted of approximately 20% of the network and was successfully implemented in the western United States in 2022. Customers are seeing the benefits of Phase One with an improvement in the percentage of shipments going out for delivery before 9:00 a.m. and a reduction in missed pick-ups. Phase Two will consist of legacy YRC Freight, Holland and New Penn terminals in the Midwest, Northeast and Southeast, and covers approximately 70% of the network. We plan to provide an update on Phase Two once an implementation date has been determined. It’ is imperative that we complete our One Yellow strategy, which will strengthen the Company, protect 22,000 union jobs and ensure that our customers are well cared for and receive the range of services that today’s market demands. Phase One is a success and we continue to work with the International Brotherhood of Teamsters to determine the best path forward to implement Phase Two, and then turn our focus on refinancing the capital structure,” concluded Hawkins.

Operational and Financial Update

•
The operating ratio for first quarter 2023 was 100.8 compared to 99.3 in first quarter 2022.
•
Including fuel surcharge, first quarter 2023 LTL revenue per hundredweight increased 4.4% and LTL revenue per shipment increased 6.0% compared to the same period in 2022. Excluding fuel surcharge, first quarter LTL revenue per hundredweight increased 2.8% and LTL revenue per shipment increased 4.4%.
•
First quarter 2023 LTL tonnage per workday decreased 12.0% when compared to first quarter 2022.

Liquidity and Capital Expenditures Update

•
The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility, was $167.5 million as of March 31, 2023, compared to $276.9 million a year ago.

•
The Company’s outstanding debt was $1.509 billion as of March 31, 2023, compared to $1.607 billion as of March 31, 2022.
•
On January 3, 2023, the Company paid the remaining $66.0 million outstanding balance of its Contribution Deferral Agreement notes in compliance with the terms of the agreement.
•
For the three months ended March 31, 2023, cash provided by operating activities was $12.6 million compared to cash used of $33.5 million in 2022.
•
In first quarter 2023, the Company invested $29.6 million in capital expenditures. This compares to $36.4 million in first quarter 2022.

Key Information – First quarter 2023 compared to first quarter 2022

	2023	2022	Percent Change(a)
Workdays	64.0	63.5
Operating revenue (in millions)	$1,158.6	$1,260.4	(8.1)%
Operating income (in millions)	$(9.3)	$9.2	NM*
Operating ratio	100.8	99.3	(1.5) pp
LTL tonnage per workday (in thousands)	27.43	31.18	(12.0)%
LTL shipments per workday (in thousands)	48.61	56.08	(13.3)%
LTL picked up revenue per hundredweight incl FSC	$29.99	$28.72	4.4%
LTL picked up revenue per hundredweight excl FSC	$24.51	$23.83	2.8%
LTL picked up revenue per shipment incl FSC	$339	$319	6.0%
LTL picked up revenue per shipment excl FSC	$277	$265	4.4%
LTL weight per shipment (in pounds)	1,129	1,112	1.5%
Total tonnage per workday (in thousands)	34.90	40.05	(12.9)%
Total shipments per workday (in thousands)	49.69	57.53	(13.6)%
Total picked up revenue per hundredweight incl FSC	$25.54	$24.62	3.7%
Total picked up revenue per hundredweight excl FSC	$21.03	$20.59	2.1%
Total picked up revenue per shipment incl FSC	$359	$343	4.7%
Total picked up revenue per shipment excl FSC	$295	$287	3.0%
Total weight per shipment (in pounds)	1,405	1,392	0.9%

a)
Percent change based on unrounded figures and not the rounded figures presented

* Not meaningful

Review of Financial Results

Yellow Corporation will host a conference call with the investment community today, Wednesday, May 3, 2023, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on Yellow Corporation’s website www.myyellow.com. A replay of the webcast will also be available at www.myyellow.com

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is a non-GAAP measure that reflects EBITDA, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, transaction costs related to issuances of debt, non-recurring consulting fees, non-cash impairment charges and the gains or losses from permitted dispositions, discontinued operations, and certain non-cash expenses, charges and losses (provided that if any of such non-cash expenses, charges or losses represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period will be subtracted from Adjusted EBITDA in such future period to the extent paid). Adjusted EBITDA as used herein is defined as Consolidated EBITDA in our UST Credit Agreements and Term Loan Agreement (collectively, the “TL Agreements”). EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in our TL Agreements and to determine certain incentive compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our TL Agreements.

EBITDA and Adjusted EBITDA have the following limitations:

•
EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•
Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, non-cash charges, charges or losses (subject to the conditions above), or nonrecurring consulting fees, among other items;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Equity-based compensation is an element of our long-term incentive compensation program for certain employees, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period; and

•
Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) within the supplemental financial information in this release.

* * * * *

Cautionary Note on Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those preceded by, followed by or characterized by words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “estimate,” “enable,” and similar expressions which speak only as of the date the statement was made. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Readers are cautioned not to place undue reliance on any forward-looking statements. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of business, financial and liquidity, and common stock related factors, including (without limitation) the impact of compliance with Executive Order 14042 and any Federal Occupational Safety and Health Administration requirements, each as applicable, regarding mandatory COVID-19 vaccinations and testing of non-vaccinated employees, respectively; our ability to attract and retain qualified drivers and increasing costs of driver compensation; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; general economic factors, including (without limitation) impacts of COVID-19 and customer demand in the retail and manufacturing sectors; the widespread outbreak of an illness or any other communicable disease, including the effects of pandemics comparable to COVID-19, or any other public health crisis, as well as regulatory measures implemented in response to such events; interruptions to our computer and information technology systems and sophisticated cyber-attacks; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters, and impediments to our operations and business resulting from anti-terrorism measures; competition and competitive pressure on pricing; changes in pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment and climate change initiatives; the impact of claims and litigation expense to which we are or may become exposed; that we may not realize the expected benefits and costs savings from our performance and operational improvement initiatives; a significant privacy breach or IT system disruption; our dependence on key employees; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; seasonality and the impact of weather; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; risks of operating in foreign countries; our failure to comply with the covenants in the documents governing our existing and future indebtedness; our ability to generate sufficient liquidity to satisfy our indebtedness and cash interest payment obligations, lease obligations and pension funding obligations; fluctuations in the price of our common stock; dilution from future issuances of our common stock; we are not permitted to pay dividends on our common stock in the foreseeable future; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About Yellow Corporation

Yellow operates one of the largest, most comprehensive logistics and less-than-truckload (LTL) networks in North America, providing customers with regional, national, and international shipping services throughout. Backed by a team of nearly30,000 transportation professionals, Yellow's flexible supply chain solutions and best-in-class expertise ensure the safe, timely delivery of industrial, commercial, and retail goods for customers of all sizes. Yellow's principal office is in Nashville, Tenn., and is the holding company for a portfolio of LTL brands including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company Yellow Logistics.

Please visit our website at www.myyellow.com for more information.

Investor Contact: Tony Carreño

913-696-6108

investor@myyellow.com

Media Contacts: Mike Kelley

913-696-6121

mike.kelley@myyellow.com

Heather Nauert

Heather.nauert@myyellow.com

CONSOLIDATED BALANCE SHEETS

Yellow Corporation and Subsidiaries

(Amounts in millions except per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$154.7	$235.1
Restricted amounts held in escrow	—	3.9
Accounts receivable, net	599.2	599.7
Prepaid expenses and other	51.8	75.4
Total current assets	805.7	914.1
Property and Equipment:
Cost	3,109.9	3,109.0
Less - accumulated depreciation	(1,953.4)	(1,940.0)
Net property and equipment	1,156.5	1,169.0
Deferred income taxes, net	0.3	0.3
Pension	34.7	34.5
Operating lease right-of-use assets	130.5	139.7
Other assets	24.5	21.7
Total Assets	$2,152.2	$2,279.3
Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable	$176.4	$188.6
Wages, vacations and employee benefits	230.0	221.4
Current operating lease liabilities	47.6	53.1
Other current and accrued liabilities	177.7	182.1
Current maturities of long-term debt	7.8	71.8
Total current liabilities	639.5	717.0
Other Liabilities:
Long-term debt, less current portion	1,470.0	1,466.2
Pension and postretirement	137.6	134.0
Operating lease liabilities	91.6	94.6
Claims and other liabilities	250.1	249.0
Commitments and contingencies
Shareholders' Deficit:
Cumulative preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.5	0.5
Capital surplus	2,395.5	2,393.4
Accumulated deficit	(2,507.8)	(2,453.2)
Accumulated other comprehensive loss	(232.1)	(229.5)
Treasury stock, at cost	(92.7)	(92.7)
Total shareholders' deficit	(436.6)	(381.5)
Total Liabilities and Shareholders' Deficit	$2,152.2	$2,279.3

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

Yellow Corporation and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2023	2022
Operating Revenue	$1,158.6	$1,260.4
Operating Expenses:
Salaries, wages and employee benefits	672.5	711.0
Fuel, operating expenses and supplies	240.6	243.6
Purchased transportation	152.0	185.4
Depreciation and amortization	35.3	35.7
Other operating expenses	68.0	81.0
Gains on property disposals, net	(0.5)	(5.5)
Total operating expenses	1,167.9	1,251.2
Operating Income (Loss)	(9.3)	9.2
Nonoperating Expenses:
Interest expense	46.5	37.7
Non-union pension and postretirement benefits	1.2	(0.4)
Other, net	(0.2)	0.2
Nonoperating expenses, net	47.5	37.5
Loss before income taxes	(56.8)	(28.3)
Income tax benefit	(2.2)	(0.8)
Net Loss	(54.6)	(27.5)
Other comprehensive income (loss), net of tax	(2.6)	2.3
Comprehensive Loss	$(57.2)	$(25.2)

Average Common Shares Outstanding - Basic	51,729	51,091
Average Common Shares Outstanding - Diluted	51,729	51,091

Loss Per Share - Basic	$(1.06)	$(0.54)
Loss Per Share - Diluted	$(1.06)	$(0.54)

Operating Ratio(a):	100.8%	99.3%

(a)
Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

STATEMENTS OF CONSOLIDATED CASH FLOWS

Yellow Corporation and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

(in millions)	2023	2022
Operating Activities:
Net loss	$(54.6)	$(27.5)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	35.3	35.7
Lease amortization and accretion expense	19.8	27.2
Lease payments	(19.4)	(28.6)
Paid-in-kind interest	5.4	2.3
Debt-related amortization	5.7	5.9
Equity-based compensation and employee benefits expense	4.1	4.3
Non-union pension settlement charges	0.1	—
Gains on property disposals, net	(0.5)	(5.5)
Other non-cash items, net	(0.1)	0.2
Changes in assets and liabilities, net:
Accounts receivable	0.5	(77.5)
Accounts payable	(11.0)	36.1
Other operating assets	15.4	9.3
Other operating liabilities	11.9	(15.4)
Net cash provided by (used in) operating activities	12.6	(33.5)
Investing Activities:
Acquisition of property and equipment	(29.6)	(36.4)
Proceeds from disposal of property and equipment	2.4	6.6
Net cash provided by (used in) investing activities	(27.2)	(29.8)
Financing Activities:
Repayment of long-term debt	(69.5)	(8.9)
Payments for tax withheld on equity-based compensation	(0.2)	(0.5)
Net cash provided by (used in) financing activities	(69.7)	(9.4)
Net Increase (Decrease) In Cash and Cash Equivalents and Restricted Amounts Held in Escrow	(84.3)	(72.7)
Cash and Cash Equivalents and Restricted Amounts Held in Escrow, Beginning of Period	239.0	314.8
Cash and Cash Equivalents and Restricted Amounts Held in Escrow, End of Period	$154.7	$242.1

Supplemental Cash Flow Information:
Interest paid	$(38.0)	$(30.9)

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

(Amounts in millions)

(Unaudited)

SUPPLEMENTAL INFORMATION: Total Debt

As of March 31, 2023	Par Value	Discount	Commitment Fee	Debt Issue Costs	Book Value
UST Loan Tranche A	$329.4	—	$(7.1)	$(1.8)	$320.5
UST Loan Tranche B	400.0	—	(9.4)	(2.5)	388.1
Term Loan	567.4	(7.0)	—	(3.3)	557.1
ABL Facility	—	—	—	—	—
Lease financing obligations	212.2	—	—	(0.1)	212.1
Total debt	$1,509.0	$(7.0)	$(16.5)	$(7.7)	$1,477.8

As of December 31, 2022	Par Value	Discount	Commitment Fee	Debt Issue Costs	Book Value
UST Loan Tranche A	$325.7	—	$(8.2)	$(2.2)	$315.3
UST Loan Tranche B	400.0	—	(11.0)	(2.9)	386.1
Term Loan	569.1	(8.4)	—	(3.9)	556.8
ABL Facility	—	—	—	—	—
Secured Second A&R CDA	23.5	—	—	—	23.5
Unsecured Second A&R CDA	42.5	—	—	—	42.5
Lease financing obligations	213.9	—	—	(0.1)	213.8
Total debt	$1,574.7	$(8.4)	$(19.2)	$(9.1)	$1,538.0

SUPPLEMENTAL INFORMATION: Liquidity

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$154.7	$235.1
Managed Accessibility (a)	12.8	6.7
Total Cash and cash equivalents and Managed Accessibility	$167.5	$241.8

(a)
Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(54.6)	$(27.5)
Interest expense, net	46.2	37.7
Income tax benefit	(2.2)	(0.8)
Depreciation and amortization	35.3	35.7
EBITDA	24.7	45.1
Adjustments for TL Agreements:
Gains on property disposals, net	(0.5)	(5.5)
Non-cash reserve changes(a)	3.1	(1.9)
Letter of credit expense	1.7	2.1
Permitted dispositions and other	0.1	0.3
Equity-based compensation expense	2.3	2.3
Non-union pension settlement charges	0.1	—
Other, net	0.3	0.7
Expense amounts subject to 10% threshold(b):
Department of Defense settlement charge	—	5.3
Other, net	2.5	3.6
Adjusted EBITDA prior to 10% threshold	34.3	52.0
Adjustments pursuant to TTM calculation(b)	—	-
Adjusted EBITDA	$34.3	$52.0

(a)
Non-cash reserve changes reflect the net non-cash reserve charge for union and non-union vacation, with such non-cash reserve adjustment to be reduced by cash charges in a future period when paid.
(b)
Pursuant to the TL Agreements, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the trailing-twelve-month ("TTM") Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges. The limitation calculation is updated quarterly based on TTM Adjusted EBITDA, and any necessary adjustment resulting from this limitation, if applicable, will be presented here. The sum of the quarters may not necessarily equal TTM Adjusted EBITDA due to the expiration of adjustments from prior periods.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Corporation and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	Trailing Twelve Months
	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(5.3)	$(73.3)
Interest expense, net	170.1	152.3
Income tax expense	3.3	1.2
Depreciation and amortization	143.0	146.0
EBITDA	311.1	226.2
Adjustments for TL Agreements:
Gains on property disposals, net	(33.0)	(5.8)
Non-cash reserve changes(a)	2.5	11.5
Letter of credit expense	8.0	8.5
Permitted dispositions and other	0.2	0.4
Equity-based compensation expense	5.3	4.6
Non-union pension settlement charges	12.2	64.7
Other, net	0.8	2.7
Expense amounts subject to 10% threshold(b):
Department of Defense settlement charge	—	5.3
Other, net	18.3	23.3
Adjusted EBITDA prior to 10% threshold	325.4	341.4
Adjustments pursuant to TTM calculation(b)	—	—
Adjusted EBITDA	$325.4	$341.4

For explanations of footnotes (a) and (b), please refer to previous page.

Yellow Corporation and Subsidiaries

Statistics

Quarterly Comparison

	1Q23	1Q22	4Q22	Y/Y % (a)	Sequential % (a)
Workdays	64.0	63.5	61.5

LTL picked up revenue (in millions)	$1,053.2	$1,137.2	$1,069.0	(7.4)	(1.5)
LTL tonnage (in thousands)	1,756	1,980	1,668	(11.3)	5.3
LTL tonnage per workday (in thousands)	27.43	31.18	27.12	(12.0)	1.2
LTL shipments (in thousands)	3,111	3,561	3,016	(12.6)	3.1
LTL shipments per workday (in thousands)	48.61	56.08	49.05	(13.3)	(0.9)
LTL picked up revenue/cwt.	$29.99	$28.72	$32.05	4.4	(6.4)
LTL picked up revenue/cwt. (excl. FSC)	$24.51	$23.83	$25.41	2.8	(3.6)
LTL picked up revenue/shipment	$339	$319	$354	6.0	(4.5)
LTL picked up revenue/shipment (excl. FSC)	$277	$265	$281	4.4	(1.5)
LTL weight/shipment (in pounds)	1,129	1,112	1,106	1.5	2.1

Total picked up revenue (in millions)(b)	$1,141.0	$1,252.4	$1,160.1	(8.9)	(1.6)
Total tonnage (in thousands)	2,234	2,543	2,130	(12.2)	4.9
Total tonnage per workday (in thousands)	34.90	40.05	34.63	(12.9)	0.8
Total shipments (in thousands)	3,180	3,653	3,089	(12.9)	3.0
Total shipments per workday (in thousands)	49.69	57.53	50.23	(13.6)	(1.1)
Total picked up revenue/cwt.	$25.54	$24.62	$27.24	3.7	(6.2)
Total picked up revenue/cwt. (excl. FSC)	$21.03	$20.59	$21.78	2.1	(3.5)
Total picked up revenue/shipment	$359	$343	$376	4.7	(4.5)
Total picked up revenue/shipment (excl. FSC)	$295	$287	$300	3.0	(1.7)
Total weight/shipment (in pounds)	1,405	1,392	1,379	0.9	1.9

(b) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,158.6	$1,260.4	$1,200.2
Change in revenue deferral and other	(17.6)	(8.0)	(40.1)
Total picked up revenue	$1,141.0	$1,252.4	$1,160.1

(a)
Percent change based on unrounded figures and not the rounded figures presented.
(b)
Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods and the impact of other revenue.